      As filed with the Securities and Exchange Commission on April 4, 2007
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                     American Oriental Bioengineering, Inc.
                     --------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   84-0605867
                                   ----------
                      (I.R.S. Employer Identification No.)

           NO. 4018 JINTIAN ROAD, ANLIAN PLAZA, 12F SUITE B02 , FUTIAN
              DISTRICT SHENZHEN PEOPLE'S REPUBLIC OF CHINA, 518026
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             ---------------------

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
                           2006 EQUITY INCENTIVE PLAN
                  (Full Title of the 2006 Stock Incentive Plan)

                             ---------------------

                             BECKLEY SINGLETON CHTD
                                ATTORNEYS AT LAW
                          530 LAS VEGAS BOULEVARD SOUTH
                             LAS VEGAS, NEVADA 89101
                             -----------------------
                     (Name and Address of Agent for Service)

                             ---------------------

                                            CALCULATION OF REGISTRATION FEE
================================ ================= =================== ========================== ===================
                                                     PROPOSED MAXIMUM
       TITLE OF SECURITIES          AMOUNT TO BE      OFFERING PRICE        PROPOSED MAXIMUM           AMOUNT OF
        TO BE REGISTERED           REGISTERED (1)     PER SHARE (2)     AGGREGATE OFFERING PRICE   REGISTRATION FEE
-------------------------------- ----------------- ------------------- -------------------------- -------------------

-------------------------------- ----------------- ------------------- -------------------------- -------------------
Common stock, par value $.001
per share.....................       5,000,000           $9.36               $46,800,000              $1,436.76
================================ ================= =================== ========================== ===================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of common stock which may be issued by reason of stock splits, stock dividends or similar corporate events.
(2) Computed for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended, which was equal to the average of the high and low price per share of common stock on March 30, 2007, as reported on the New York Stock Exchange.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

      The document(s) containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      We hereby incorporate by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

      (1) Our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 13, 2007;

      (2) The Current Report on Form 8-K, dated March 12, 2007 and filed with the SEC on March 16, 2007; and

      (3) The description of our common stock contained in our Registration Statement on Form 8-A filed on December 8, 2006.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which de-registers all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our amendment and restatement of articles of incorporation provide that none of our officers or directors will be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, other than for acts or omissions that involve intentional misconduct, fraud or knowing violations of law. In addition, our amendment and restatement of articles of incorporation provide that we will indemnify our officers and directors and advance related costs and expenses incurred by our officers and directors to the fullest extent permitted by Nevada law. In addition, we may also enter into agreements with any officer or director and may obtain insurance indemnifying officers and directors against certain liabilities incurred by them.

      NRS Section 78.138 provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

      NRS Section 78.7502 permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

      NRS Section 78.751 permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation. NRS 78.751 further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise. NRS 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

  EXHIBIT
   NUMBER       DESCRIPTION OF EXHIBIT
-------------  -----------------------------------------------------------------
    4.1         2006 Equity Incentive Plan (1)
    5.1*        Opinion of Beckley Singleton CHTD.
   23.1*        Consent of Weinberg & Company, P.A.
   24.1*        Power of Attorney (included as part of the signature page of this registration statement).

-------------------
* Filed herewith
(1) Incorporated by reference to the Registrant's Definitive Proxy Statement filed with the SEC on October 17, 2006.

ITEM 9.   UNDERTAKINGS.

The undersigned Registrant undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) That, for determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

      (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People's Republic of China, on this 4th day of April, 2007.

                                      AMERICAN ORIENTAL BIOENGINEERING, INC.

                                      By: /s/ Tony Liu
                                         ---------------------------------------
                                      Name: Tony Liu
                                      Title: Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Liu and Yanchun Li his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on this 4th day of April, 2007.

                SIGNATURE                 TITLE (CAPACITY)
---------------------------------------   --------------------------------------

/s/ Tony Liu                              Chairman and Chief Executive Officer
---------------------------------------
Tony Liu

/s/ Yanchun Li                            Director, Chief Operating Officer and
---------------------------------------   Acting Chief Financial Officer
Yanchun Li

/s/ Binsheng Li                           Director and Chief Accounting Officer
---------------------------------------
Binsheng Li

/s/ Jun Min                               Director and Vice President
---------------------------------------
Jun Min

/s/ Xiamin Wang                           Director
---------------------------------------
Xianmin Wang

/s/ Cosimo J. Patti                       Director
---------------------------------------
Cosimo J. Patti

/s/ Eileen Brody                          Director
---------------------------------------
Eileen Brody

/s/ Lawrence Wizel                        Director
---------------------------------------
Lawrence Wizel

/s/ Baiqing Zhang                         Director
---------------------------------------
Baiqing Zhang

                                  EXHIBIT INDEX


  EXHIBIT
   NUMBER       DESCRIPTION OF EXHIBIT
-------------  -----------------------------------------------------------------
    4.1         2006 Equity Incentive Plan (1)
    5.1*        Opinion of Beckley Singleton CHTD.
   23.1*        Consent of Weinberg & Company, P.A.
   24.1*        Power of Attorney (included as part of the signature page of this registration statement).

-------------------
* Filed herewith
(1) Incorporated by reference to the Registrant's Definitive Proxy Statement filed with the SEC on October 17, 2006.